UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025 (November 6, 2025)

Pelthos Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41964	86-3335449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4020 Stirrup Creek Drive, Suite 110 Durham, NC	27703
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (919) 908-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTHS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Note Financing (Private Placement)

On November 6, 2025, Pelthos Therapeutics Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors, including Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Ligand”) (collectively, the “Investors”), pursuant to which, among other things, on the Closing Date, the Investors purchased for cash, and the Company issued and sold to the Investors, senior secured convertible notes of the Company (the “Convertible Notes”) in the aggregate original principal amount of $18.0 million, which are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (such transaction, the “Convertible Note Financing”). The gross proceeds from the Convertible Note Financing were approximately $18.0 million, before paying estimated expenses. The Securities Purchase Agreement contained customary representations and warranties of the Company, on the one hand, and the Investors, on the other hand, and customary conditions to closing. The Securities Purchase Agreement generally prohibits the Company from issuing securities without the written consent of the Required Holders (as defined in the Securities Purchase Agreement), but includes exceptions for specific issuances of securities, including in connection with the independent funding and development of the Company’s historical assets relating to the sodium-ion channel known as NaV1.7 for the treatment of various types of systemic chronic pain, acute and chronic eye pain and post-surgical nerve blocks. The Investors have approved Ligand to serve as collateral agent (the “Collateral Agent”) under the Pledge Agreement and the other Security Documents (as defined in the Securities Purchase Agreement) and have authorized the Collateral Agent to take action on behalf of the Investors in accordance with the terms of the Securities Purchase Agreement and the Security Documents. The Convertible Note Financing was approved by the vote of the disinterested directors of the board of directors of the Company.

The Convertible Notes rank senior to current and future indebtedness of the Company and its subsidiaries, excluding (i) any credit facility with one or more financial institutions in form and substance reasonably satisfactory to the Required Holders and with an aggregate amount of indebtedness that does not exceed $50.0 million or (ii) an asset-based loan facility that does not exceed $10.0 million, subject to certain conditions (together, the “Permitted Senior Indebtedness”). The Convertible Notes accrue interest at a rate of 8.5% per annum (which increases to 18.0% in the event of a default) and mature on November 6, 2027 (the “Maturity Date”). The Convertible Notes are convertible by the holders thereof in whole or in part at any time after issuance and prior to the Maturity Date into shares of Common Stock based on a conversion price (the “Conversion Price”) of $34.442 per share (the “Conversion Shares”), which cannot be reduced below $34.442 per share without obtaining the approval of the shareholders of the Company (the “Shareholder Approval”), and is subject to customary adjustments for stock splits, stock dividends, recapitalization and other similar transactions. On the later of December 1, 2025 and the date the Company obtains the Shareholder Approval, if any, if the Conversion Price then in effect is greater than $29.73, the Conversion Price shall automatically lower to $29.73. In addition, on the maturity date of the Convertible Notes, if the Company’s Permitted Senior Indebtedness does not permit the Company to make the cash payment then due under the Convertible Notes, if the Conversion Price will automatically adjust to a price equal to the average volume weighted average price of the Common Stock for the five trading days ending immediately prior to the Maturity Date. The Company has agreed to seek Shareholder Approval either pursuant to a meeting of the shareholders or an information statement post-closing.

In general, a holder of a Convertible Note may not convert any portion of a Convertible Note if the holder, together with its affiliates, would beneficially own more than 49.9%, of Ligand, or 4.99% or 9.99%, in in the case of the other Investors (the “Maximum Percentage”), of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise; provided, however, that a holder may increase or decrease the Maximum Percentage by giving 61 days’ notice to the Company, but not to any percentage in excess of 9.99% (except for Ligand, whose Maximum Percentage already exceeds 9.99%).

As partial consideration for the Convertible Notes, the Company granted to each of the Investors (i) a 5.0% royalty on net sales of XepiTM (ozenoxacin) cream, for topical use, and all other derivatives and modifications thereof (“Xepi”), to be shared pro rata among all the Investors and (ii) the Company’s right to receive all royalty payments and milestone payments paid by Sato Pharmaceutical Co., Ltd (“Sato”) to Ligand in respect of net sales of ZELSUVMITM (less 50.0% of the milestone payment payable by Sato in respect of the first commercial sale of ZELSUVMITM in Japan, which will be kept by the Company), to be shared pro rata among all the Investors (the “Sato Payments”).

The Convertible Notes contain certain events of default provisions customary for a transaction of this type, including failure to timely issue the Conversion Shares, failure to maintain the listing of the Common Stock on an Eligible Market (as defined in the Convertible Notes) for a period of five (5) consecutive trading days, failure to maintain sufficient authorized shares for the issuance of Conversion Shares, a breach of any representation or warranty by the Company under the Securities Purchase Agreement and the Convertible Notes, the failure of any Security Document to create a separate valid and perfected first priority lien in favor of the Collateral Agent (subject to certain exceptions), and the occurrence of a Material Adverse Effect (as defined in the Securities Purchase Agreement), as well as certain customary events of default set forth in the Convertible Notes, including, among others, breach of covenants, including the incurrence of subsequent indebtedness or issuance of dividends, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal, interest late charges and other payments due under the Convertible Notes, in each case subject to certain cure periods, as applicable.

Upon an event of default, a holder has the option to require the Company to redeem a Convertible Note at a conversion price equal to the greater of (i) the Conversion Amount to be redeemed multiplied by (B) 115.0% (the “Redemption Premium”) and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the holder delivers to the Company a notice requiring the Company to redeem the Convertible Note upon an event of default (the “Event of Default Redemption Notice”) multiplied by (Y) the greatest closing price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment therefor (the “Event of Default Redemption Price”). In the event of a Bankruptcy Event of Default (as defined in the Convertible Notes), the Company will immediately pay the holder an amount in cash representing (i) all outstanding principal, accrued and unpaid interested and accrued unpaid late charges on such principal and interest, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due under the Convertible Note, without the requirement for any notice or demand or other action by any person or entity.

No sooner than twenty trading days nor later than ten trading days prior to the consummation of a Change of Control (as defined in the Convertible Notes) (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company must deliver written notice of such Change of Control to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control (if a Change of Control Notice is not delivered) and ending twenty trading days after the later of (A) the date of consummation of such Change of Control, (B) the date of receipt of such Change of Control Notice or (C) the date of the announcement of such Change of Control, the holder may require the Company to redeem all or any portion of the Convertible Note by delivering written Notice thereof (the “Change of Control Redemption Notice”) to the Company. A Convertible Note may be redeemed by the Holder in cash at a price equal to the greatest of (i) the product of (w) 125% (the “Change of Control Redemption Premium”) multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest closing price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect, and (iii) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Change of Control, divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”). At any time prior to the date on which such redemption payment is paid in full as a result of such Change of Control, the Convertible Notes may be converted in accordance with their terms.

In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, until such unpaid redemption price is paid, the Holder has the option to notify the Company that it promptly return all or any portion of the Convertible Note representing the Conversion Amount that was submitted for redemption. Upon the Company’s receipt of such notice, the Company will immediately return the Convertible Note (or issue a new convertible note), and the principal amount of the Convertible Note or such new convertible note will be increased by an amount equal to the difference between (1) the applicable Redemption Price minus (2) the principal portion of the Conversion Amount submitted for redemption.

The closing of the Convertible Note Financing occurred on November 6, 2025 (the “Closing Date”).

The foregoing descriptions of the Securities Purchase Agreement and the Convertible Notes are not complete and are subject to and qualified in their entirety by reference to the Securities Purchase Agreement and the Form of Convertible Notes, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Pledge Agreement

On the Closing Date, the Company, as Pledgor and Ligand, as Secured Party, in its capacity as Collateral Agent for each holder of Convertible Notes, entered into a pledge agreement (the “Pledge Agreement”). In accordance with the terms of the Pledge Agreement, the Convertible Notes are secured by a lien on, and security interest in, (i) 10.0% of all aggregate net sales of the “End Product” as defined in the Ferrer License Agreement (as defined below), including Xepi, in the United States, including Puerto Rico and the U.S. Virgin Islands (the “Territory”); provided, however, that the Company will only accrue 5.0% of such payments as liabilities until the occurrence of an event of default (the “Covered Product Revenue Payments”), (ii) the Sato Payments, and (iii) all accounts receivable of the Company with respect to the Covered Product Revenue Payments and the Sato Payments, pursuant to a pledge agreement by and between – in each case, subject to certain permitted indebtedness of the Company.

The foregoing description of the Pledge Agreement is not complete and is subject to and qualified in its entirety by reference to the Pledge Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

On the Closing Date, the Company and the Investors entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Investors are entitled to certain resale registration rights with respect to shares of the Company’s Common Stock issuable upon conversion of the Convertible Notes issued to the Investors. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC on or prior to the 60th calendar day following the Closing Date. The Company is obligated to use reasonable best efforts to cause this registration statement to be declared effective by the SEC by the earlier of (i) 90 calendar days following the Closing Date and (ii) the second business day after the date the Company is notified by the SEC that the registration statement will not be reviewed.

The Company will, among other things, indemnify the Investors, their directors, officers, shareholders, members, partners, employees, agents, advisors and representatives of the foregoing and each person who controls the Investors (a) under the registration statement, including from certain liabilities and fees and expenses (excluding underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any selling holder) and (b) under the Securities Purchase Agreement, including with respect to breaches of the Company’s representations, warranties, and covenants under the Securities Purchase Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is subject to and qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Amended and Restated Lock-Up Agreement

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 17, 2025, certain investors (the “Lock-Up Investors”) and Ligand entered into lock-up agreements (collectively, the “Lock-Up Agreements”), pursuant to which such parties agreed not to, except in limited circumstances, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or preferred stock, par value $0.0001 per share, from July 1, 2025 until December 31, 2025, subject to certain exceptions set forth in each of the Lock-Up Agreements.

As an inducement to certain Investors to enter into the Securities Purchase Agreement, the Lock-Up Investors and Ligand, have, on the Closing Date, entered into amended and restated lock-up agreements (collectively, the “Amended and Restated Lock-Up Agreements”), pursuant to which the Lock-Up Investors and Ligand have received terms identical to those included in the Lock-Up Agreements signed by certain other investors who were parties to that certain securities purchase agreement, dated April 16, 2025, by and among the Company, LNHC, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and the others investors thereto (“LNHC”).

The foregoing description of the Amended and Restated Lock-Up Agreements is not complete and is subject to and qualified in its entirety by reference to the Form of Amended and Restated Lock-Up Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Channel Products Royalty Agreement Amendment

As previously disclosed in the Company’s Current Report on Form 8-K filed on July 2, 2025, on July 1, 2025, the Company and Channel Pharmaceutical Corporation, a Nevada corporation and a wholly-owned subsidiary of the Company (“CPC”), as Sellers Parties, and Nomis RoyaltyVest LLC (“NRV”), Ligand, and Madison Royalty LLC, a Colorado limited liability company, on behalf of certain of the Company’s management team and other assignees (“Madison”), collectively as Purchasers, entered into a Purchase and Sale Agreement (the “Channel Products Royalty Agreement”), pursuant to which the Company and Pharmaceutical Sub sold to each of NRV, Ligand, and Madison, and each of NRV, Ligand, and Madison purchased from the Company and Pharmaceutical Sub, all of the Company’s and Pharmaceutical Sub’s rights, title and interest in and to a portion of the Company’s and Pharmaceutical Sub’s revenue payments and all accounts related to or utilizing (i) Nitricil based technology, (ii) Xepi, or (iii) NaV channel based technology and, in each case, any improvements, successors, replacements or varying dosage forms of the foregoing, other than ZELSUVMI (the “Channel Covered Products”).

As an inducement to certain Investors to enter into the Securities Purchase Agreement, on the Closing Date, CPC and the Company, as Seller, and NRV, Ligand, and Madison, as Purchasers, entered into Amendment No. 1 to Purchase and Sale Agreement (the “Channel Products Royalty Agreement Amendment”), pursuant to which the Company, NRV, Ligand and Madison amended the definition of the Channel Covered Products to exclude (i) Nitricil based technology and (ii) Xepi.

The foregoing description of the Channel Products Royalty Agreement Amendment is not complete and is subject to and qualified in their entirety by reference to the Channel Products Royalty Agreement Amendment, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.

Assignment Agreement Amendment

On March 24, 2025, Ligand and LNHC (prior to becoming a wholly-owned subsidiary of the Company) entered into an Assignment Agreement (the “Assignment Agreement”), pursuant to which LNHC assigned to Ligand, and Ligand accepted from LNHC all of LNHC’s right, title and interest in and to the rights, properties and assets, either tangible or intangible, owned, used or held for use by LNHC.

As an inducement to certain Investors to enter into the Securities Purchase Agreement, on the Closing Date, LNHC and Ligand entered into Amendment No. 1 to Assignment Agreement (the “Assignment Agreement Amendment”), pursuant to which Ligand agreed to pay the Company (i) 75% of the milestone payment received by Ligand from Sato in respect of the first commercial sale of the “Licensed Product” (as defined in that certain Exclusive License and Sublicense Agreement between LNHC and Ligand, dated as of March 24, 2025 (the “Sato License Agreement”) in Japan; and (b) fifty percent (50%) of any other amounts received by Ligand from Sato under the Sato License Agreement solely in respect of the “Licensed Product” (and, for the avoidance of doubt, no other product covered by the Sato License Agreement) in the “Licensed Field” (in each case, as defined in the Sato License Agreement), less any out-of-pocket costs incurred by Ligand to effectuate its rights, obligations and responsibilities under the Sato License Agreement.

The foregoing description of the Assignment Agreement Amendment is not complete and is subject to and qualified in their entirety by reference to the Assignment Agreement Amendment, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated by reference herein.

Xepi Transactions

Asset Purchase Agreement

On November 6, 2025, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Biofrontera Inc., a Delaware corporation (“Biofrontera”), pursuant to which Biofrontera sold all of its right, title and interest in (i) Xepi, (ii) all of the assets of Biofrontera pertaining to the manufacture, sale and distribution of Xepi, (iii) all intellectual property of Biofrontera relating to Xepi, including, without limitation (A) certain patent and patent applications, including all specifically associated goodwill and (B) trademarks and trademark applications, including all specifically associated goodwill (iv) all preclinical data, records and reports relating to Xepi; (v) certain contracts related to Xepi; (vi) all of the licenses and agreements to which Seller is a party pertaining to the manufacture, sale and distribution of Xepi; and (vii) to the extent transferable in accordance with applicable laws, all regulatory filing related to Xepi (collectively, the “Acquired Assets”). The transactions contemplated by the Purchase Agreement were consummated on the Closing Date.

The aggregate purchase price payable by the Company to Biofrontera for the Acquired Assets will not exceed $10.0 million and will consist of (i) a cash payment of $3.0 million; (ii) a cash payment of $1.0 million following the availability of certain commercial quantities of Xepi, subject to certain conditions; and (iii) contingent milestone payments.

The contingent milestone payments are payable upon the achievement of the following milestone events:

(i)	$3.0 million after generating an initial achievement of Net Sales of Xepi (as defined in the Asset Purchase Agreement); and

(ii)	$3.0 million after generating a secondary achievement of Net Sales of Xepi.

In connection with the acquisition of Xepi, the Company simultaneously entered into a standard third-party manufacturing services agreement in the ordinary course.

Ferrer License Agreement

On November 6, 2025, the Company entered into a License and API Supply Agreement (the “Ferrer License Agreement”) with Ferrer Internacional, S.A. (“Ferrer”) and Interquim, S.A.U. (“Interquim”). Pursuant to the Ferrer License Agreement, Ferrer will grant the Company an exclusive, sublicensable, royalty-bearing license to manufacture and commercialize Xepi in the Territory, as well as an exclusive, royalty-free sublicensable license to use Ferrer’s trademarks for the purpose of marketing, distributing, promoting and selling Xepi. Ferrer will supply analytical test methods and other testing know-how required to perform testing as required by applicable regulatory authorities.

Interquim will act as the supplier to the Company of Xepi in the Territory. Pursuant to the Ferrer License Agreement, the Company has agreed to order from Interquim certain minimum amounts of Xepi based on 24-month forecasts provided by the Company, of which the first eight months of such forecasts are considered binding. The Company is required to purchase 100% of its requirements for Xepi from Interquim at a specified price during the term of the Ferrer License and Supply.

The initial term of the Ferrer License Agreement is for an initial twelve-year period following the commercial launch of Xepi and is automatically renewed thereafter for successive one-year periods unless the Company provides notice of termination to Ferrer at least three months before the end of then-current term. The Ferrer License Agreement is otherwise terminated in accordance with the termination provisions provided therein.

The Ferrer License Agreement contains certain representations, warranties, limitations of liabilities, confidentiality and indemnity obligations and other provisions customary for an agreement of its type.

The foregoing descriptions of the Asset Purchase Agreement and the Ferrer License Agreement are not complete and are subject to and qualified in their entirety by reference to the Asset Purchase Agreement and the Ferrer License Agreement and the Asset Purchase Agreement, copies of which are filed as Exhibits 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated by reference herein, with confidential portions redacted, as applicable.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing description of the material terms of the Securities Purchase Agreement and the Convertible Notes, and the transactions contemplated thereby, are qualified in its entirety by reference to the full text of Securities Purchase Agreement and the Convertible Notes, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the Convertible Notes issued to Investors and the conversions of the Convertible Notes into shares of the Company’s Common Stock is incorporated into this Item 3.02 by reference. The Convertible Notes and the shares of Common Stock issuable upon conversion of the Convertible Notes were offered and sold in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 8.01. Other Events.

On November 7, 2025, the Company issued a press release announcing the closing of the Convertible Note Financing and the Xepi Transactions. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1	Form of Senior Secured Convertible Note.

10.1*	Securities Purchase Agreement, dated as of November 6, 2025, by and among Pelthos Therapeutics Inc. and each of the investors thereto.

10.2	Pledge Agreement, dated as of November 6, 2025, by and among Pelthos Therapeutics Inc., as Pledgor, and Ligand Pharmaceuticals Incorporated, as Secured Party, in its capacity as Collateral Agent.

10.3*	Registration Rights Agreement, dated as of November 6, 2025, by and among Pelthos Therapeutics Inc. and each of the buyers thereto.

10.4	Forn of Amended and Restated Lock-Up Agreement (Ligand and other investors).

10.5	Amendment No. 1 to Purchase and Sale Agreement, dated as of November 6, 2025, by and among Channel Pharmaceutical Corporation and Pelthos Therapeutics Inc., as the Seller Parties, and Nomis RoyaltyVest LLC, Ligand Pharmaceuticals Incorporated and Madison Royalty LLC, as Purchasers.

10.6	Amendment No. 1 to Assignment Agreement, dated as of November 6, 2025, by and between Ligand Pharmaceuticals Incorporated, as Assignee, and LNHC, Inc., as Assignor.

10.7*++	Asset Purchase Agreement, dated as of November 6, 2025, by and between Pelthos Therapeutics Inc., as Purchaser, and Biofrontera Inc., as Seller.

10.8*++	License and API Supply Agreement, effective as of November 6, 2025, by and among Pelthos Therapeutics Inc., Ferrer Internacional, S.A. and Interquim, S.A.U.

99.1	Press Release, dated November 7, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.

+	Indicates management contract or compensatory plan.

++	Certain information contained in this Exhibit has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2025	Pelthos Therapeutics Inc.

	By:	/s/ Francis Knuettel II
		Name:	Francis Knuettel II
		Title:	Chief Financial Officer